Exhibit 10.60

NONQUALIFIED STOCK OPTION AGREEMENT

INSPIREMD, INC.

1. Grant of Option. Pursuant to the terms of this Nonqualified Stock Option Agreement (this “Agreement”), InspireMD, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (defined below) (collectively, the “Group”), the Company grants to

Marvin Slosman

(the “Optionee”),

an option (the “Option” or “Stock Option”) to purchase a total of sixty thousand seven hundred ninety-four (60,794) full shares of the Company’s Common Stock (defined below) (the “Optioned Shares”) at an “Option Price” equal to $1.10 per share (being equal to the Fair Market Value (defined below) per share of the Common Stock on the Date of Grant).

The “Date of Grant” of this Stock Option is January 2, 2020. The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant, unless terminated earlier in accordance with Section 4 below. This Stock Option is intended to comply with the provisions governing nonqualified stock options under the final Treasury Regulations issued on April 17, 2007, in order to exempt this Stock Option from application of Section 409A of the Code and is granted as an inducement material to the Optionee’s entering into employment with the Company in accordance with Section 711(a) of the New York Stock Exchange Market Company Guide.

2. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

a. “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to equity awards granted to residents therein, and any other applicable law, rule or restriction.

b. “Board” means the board of directors of the Company.

c. “Cause” shall have the meaning assigned to it in the Employment Agreement.

d. “Change in Control” means any of the following, except as otherwise provided herein: (i) any consolidation, merger, or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities, or other property, other than a consolidation, merger, or share exchange of the Company in which the holders of Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange, or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who at the date of this Agreement were directors or become directors after the date of this Agreement and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of fifty percent (50%) or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who beneficially owned less than fifty percent (50%) of the voting power of the Company’s outstanding voting securities on the date of this Agreement; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change in Control hereunder if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

e. “Code” means the United States Internal Revenue Code of 1986, as amended.

f. “Committee” means the committee appointed or designated by the Board to administer this Agreement.

g. “Common Stock” means the common stock, par value $0.0001 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Agreement.

h. “Employment Agreement” means that certain Employment Agreement, dated as of December 6, 2019, by and between the Company and the Optionee.

i. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

j. “Fair Market Value” means, as of a particular date, (i) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (ii) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board operated by the Financial Industry Regulation Authority, Inc. or the OTC Markets Group Inc., formerly known as Pink OTC Markets Inc.; or (iv) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an independent third party, should the Committee elect in its sole discretion to utilize an independent third party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

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k. “Good Reason” shall have the meaning assigned to it in the Employment Agreement.

l. “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

m. “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

n. “Termination of Service” occurs when an Optionee who is (i) an employee of the Company or any Subsidiary ceases to serve as an employee of the Company and its Subsidiaries, for any reason; (ii) an outside director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a contractor of the Company or a Subsidiary ceases to serve as a contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when an Optionee who is an employee becomes an outside director or contractor or vice versa.

o. “Total and Permanent Disability” means an Optionee is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Optionee is not eligible to participate in such plan or policy, that the Optionee, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee.

3. Vesting; Time of Exercise. Except as specifically provided in this Agreement, the Optioned Shares shall be vested, and the Stock Option shall be exercisable as follows:

a. One third (1/3) of the total Optioned Shares (rounded down for fractional shares) shall vest and that portion of the Stock Option shall become exercisable on the first anniversary of the Date of Grant, provided the Optionee has continuously provided services to the Group as an employee, contractor, or outside director through that date.

b. An additional one third (1/3) of the total Optioned Shares (rounded down for fractional shares) shall vest and that portion of the Stock Option shall become exercisable on the second anniversary of the Date of Grant, provided the Optionee has continuously provided services to the Group as an employee, contractor, or outside director through that date.

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c. The remaining Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on the third anniversary of the Date of Grant, provided the Optionee has continuously provided services to the Group as an employee, contractor, or outside director through that date.

Notwithstanding the foregoing, in the event that (i) a Change in Control occurs, one hundred percent (100%) of the total Optioned Shares not previously vested shall thereupon immediately become fully vested on the closing date of such Change in Control, provided that the Optionee has continuously provided services to the Group as an employee, contractor, or outside director through such date, or (ii) the Optionee incurs a Termination of Service (x) by the Company without Cause, or (y) by the Optionee for Good Reason, fifty percent (50%) of the total Optioned Shares not previously vested shall thereupon immediately become fully vested and exercisable on the date of such Termination of Service, as applicable.

4. Term; Forfeiture.

a. Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares which are not vested on the date of the Optionee’s Termination of Service, the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate at the first of the following to occur:

i. 5 p.m. on the date the Option Period terminates;

ii. 5 p.m. on the date which is twenty-four (24) months following the date of the Optionee’s Termination of Service due to death;

iii. 5 p.m. on the date which is twelve (12) months following the date of the Optionee’s Termination of Service due to the Optionee’s Total and Permanent Disability;

iv. 5 p.m. on the date which is ninety (90) days following the date of the Optionee’s Termination of Service by the Company without Cause;

v. immediately upon the Optionee’s Termination of Service by the Company for Cause;

vi. 5 p.m. on the date which is thirty (30) days following the date of the Optionee’s Termination of Service for any reason not otherwise specified in this Section 4.a.; and

vii. 5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Optionee, the Stock Option may be exercised only by the Optionee, or by the Optionee’s guardian or personal or legal representative. If the Optionee’s Termination of Service is due to his death prior to the dates specified in Section 4.a. hereof, and the Optionee has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Optionee at any time prior to the earliest of the dates specified in Section 4.a. hereof: the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Optionee; provided that the Stock Option shall remain subject to the other terms of this Agreement and Applicable Laws, rules, and regulations.

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6. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

7. Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”), which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Optionee shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows, in Optionee’s discretion: (a) cash, check, bank draft, or money order payable to the order of the Company; (b) Common Stock (including restricted Common Stock) owned by the Optionee on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Optionee has not acquired from the Company within six (6) months prior to the Exercise Date; (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of restricted Common Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of restricted Common Stock used as consideration therefor shall be subject to the same restrictions and provisions as the restricted Common Stock so tendered.

Upon payment of all amounts due from the Optionee, the Company shall cause the Common Stock then being purchased to be registered in the Optionee’s name (or the person exercising the Optionee’s Stock Option in the event of his death) promptly after the Exercise Date, unless the Optionee, or such other person, requests, in writing, delivery of the certificates for the Common Stock, in accordance with the procedures established by the Committee. The obligation of the Company to register or deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

If the Optionee fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, that portion of the Optionee’s Stock Option and right to purchase such Optioned Shares may be forfeited by the Optionee.

8. Nonassignability. The Stock Option is not assignable or transferable by the Optionee except by will or by the laws of descent and distribution.

9. Rights as Stockholder. The Optionee will have no rights as a stockholder with respect to any of the Optioned Shares until the issuance of a certificate or certificates to the Optionee, or the registration of such shares in the Optionee’s name, for the shares of Common Stock. The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates. The Optionee, by his execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.

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10. Adjustment of Number of Optioned Shares and Related Matters.

a. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs, the Company, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, will adjust the number and class of shares of stock that may be delivered under this Agreement and/or the number, class, and price of shares of stock covered by this Agreement. Notwithstanding anything herein to the contrary, no adjustments shall be made or authorized to the extent that such adjustments would cause the Stock Option or this Agreement to violate Section 409A of the Code.

b. Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, the Optioned Shares granted under this Agreement will be treated as the Company determines (subject to the provisions of Section 3 above and the following paragraph) without the Optionee’s consent, including, without limitation (i) that the Optioned Shares will be assumed, or a substantially equivalent award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices (and subject to Section 3 above); (ii) that the Optioned Shares will vest and the restrictions applicable to the Optioned Shares will lapse, in whole or in part, prior to consummation of such merger or Change in Control; (iii) the termination of this Agreement in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the realization of the Optionee’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Company determines in good faith that no amount would have been attained upon the realization of the Optionee’s rights, then this Agreement may be terminated by the Company without payment); or (iv) any combination of the foregoing.

For the avoidance of doubt, whether or not the successor corporation assumes or substitutes for the Optioned Shares (or portion thereof), the Optionee will fully vest in and all restrictions on the Optioned Shares will lapse on the occurrence of a Change in Control.

For purposes of this Section 10.b, the Optioned Shares will be considered assumed if, following the merger or Change in Control, they confer the right to purchase or receive, for each share of Common Stock subject to this Agreement immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of the Company’s Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock).

11. Nonqualified Stock Option. The Stock Option shall not be treated as an Incentive Stock Option.

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12. Voting. The Optionee, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

13. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

14. Investment Representations. Notwithstanding anything herein to the contrary, the Optionee hereby represents and warrants to the Company, that:

a. The Common Stock that will be received upon exercise of the Stock Option are acquired for investment purposes only for the Optionee’s own account and not with a view to or in connection with any distribution, re-offer, resale, or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

b. The Optionee, alone or together with the Optionee’s representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Optionee is capable of evaluating the merits and economic risks of acquiring Common Stock upon the exercise of the Stock Option and holding such Common Stock;

c. The Optionee has had access to all of the information with respect to the Common Stock underlying the Stock Option that the Optionee deems necessary to make a complete evaluation thereof and has had the opportunity to question the Company concerning the Stock Option and the Common Stock underlying the Stock Option;

d. The decision of the Optionee to acquire the Common Stock upon exercise of the Stock Option for investment has been based solely upon the evaluation made by the Optionee;

e. The Optionee understands that the Common Stock underlying the Stock Option constitutes “restricted securities” under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee’s investment intent as expressed herein. The Optionee further understands that, subject to Section 27 below, the Common Stock underlying the Stock Option must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available;

f. Except as set forth in Section 27 below, the Optionee acknowledges and understands that the Company is under no obligation to register the Common Stock underlying the Stock Option and that the certificates evidencing such Common Stock will be imprinted with a legend which prohibits the transfer of such Common Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

g. The Optionee is an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

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15. Optionee’s Acknowledgments. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under this Agreement.

16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

17. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Optionee the right to continue in the employ or to provide services to the Company or the Group, whether as an employee, contractor, or outside director, or interfere with or restrict in any way the right of the Company or the Group to discharge the Optionee as an employee, contractor, or outside director at any time.

18. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

20. Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitutes the sole and only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement, or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.

23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

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24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Optionee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

InspireMD, Inc.

4 MENORAT HAMAOR ST.

TEL AVIV L3 6744832

Attn: ______________

Fax: _______________

b. Notice to the Optionee shall be addressed and delivered as set forth on the signature page.

26. Tax Requirements. The Optionee is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 26, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with this Agreement any federal, state, local, or other taxes required by law to be withheld in connection with this Agreement. The Company shall permit Optionee receiving shares of Common Stock issued under this Agreement to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Optionee’s income arising with respect to this Agreement. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the registration or delivery of any certificate representing shares of Common Stock, if such certificate is requested by the Optionee in accordance with Section 7 of this Agreement. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Optionee to the Company of shares of Common Stock that the Optionee has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals or exceeds the required tax withholding payment, but in no event greater than the maximum permitted tax withholding amount taking into account all applicable taxes;; or (d) any combination of (a), (b), or (c). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Optionee.

27. Registration Covenant. The Company covenants and agrees to file a registration statement under the Securities Act on Form S-8, subject to requirements under Applicable Law, with respect to this Agreement and the Stock Option granted hereunder as soon as administratively practicable following the Date of Grant. Such registration shall be maintained for as long as the Optionee may exercise the Stock Option hereunder.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

THE COMPANY:

INSPIREMD, INC.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	Chief Financial Officer

THE OPTIONEE:

/s/ Marvin Slosman
Signature

Name:	Marvin Slosman
Address:	XXX

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